
Exhibit (11)

Compass Bancshares, Inc. and Subsidiaries
Computation of Earnings Per Share
Three and Six Months Ended June 30, 1996 and 1995


                                 Three Months Ended        Six Months Ended
                                       June 30                 June 30
                               -----------------------  ----------------------
                                  1996         1995        1996        1995
                               ----------   ----------  ----------  ----------
                                     (in Thousands Except Per Share Data)
PRIMARY:
Weighted average shares
 outstanding                      38,701       39,364      39,126      39,311


Net effect of the assumed
 exercise of stock options -
 based on the treasury stock
 method using average market
 price                               313          239         283         217
                               ----------   ----------  ----------  ----------
Total weighted average shares
 and common stock equivalents
 outstanding                      39,014       39,603      39,409      39,528
                               ==========   ==========  ==========  ==========

Net income available
 to common shareholders         $ 30,649     $ 28,429    $ 67,402    $ 53,265
                               ==========   ==========  ==========  ==========

Net income per common share     $   0.79     $   0.72    $   1.71    $   1.35
                               ==========   ==========  ==========  ==========

FULLY DILUTED:
Weighted average shares
 outstanding                      38,701       39,364      39,126      39,311

Net effect of the assumed
 exercise of stock options -
 based on the treasury stock
 method using average market
 price or period-end market
 price, whichever is higher          313          282         283         282
                               ----------   ----------  ----------  ----------
Total weighted average shares
 and common stock equivalents
 outstanding                      39,014       39,646      39,409      39,593
                               ==========   ==========  ==========  ==========

Net income                      $ 30,649     $ 28,429    $ 67,402    $ 53,265
                               ==========   ==========  ==========  ==========

Net income per common share     $   0.79     $   0.72    $   1.71    $   1.35
                               ==========   ==========  ==========  ==========
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